Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

AGREEMENT (this “Agreement”) dated as of December 3, 2002 among Syngenta Participations AG, a corporation organized under the laws of Switzerland (“SPARTAG”), Torrey Mesa Research Institute, a Delaware corporation (“TMRI”) and Syngenta Seeds AG, a corporation organized under the laws of Switzerland (“Syngenta Seeds”, and together with SPARTAG and TMRI, the “Syngenta Parties”) and Diversa Corporation, a Delaware corporation (the “Company”),

W I T N E S S E T H :

WHEREAS, the parties hereto have entered into the Transaction Agreement dated as of December 3, 2002 (the “Transaction Agreement”); and

WHEREAS, this Agreement provides for certain rights and obligations of the Company and the Holders (as defined herein) with respect to registration of the securities of the Company under the 1933 Act.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.    (a) Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Transaction Agreement.

(b)  The following capitalized terms shall have the meanings set forth below:

“Additional Equity Securities” has the meaning ascribed thereto in Section 2.01(g).

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Company Securities” has the meaning ascribed thereto in Section 2.02(c).

“Existing Third Party Additional Equity Securities” has the meaning ascribed thereto in Section 2.01(g).

“Existing Third Party Parity Securities” means any Other Securities that are requested to be included in a registration referred to in the first sentence of Section 2.02(a) and that are entitled to registration rights existing on the date hereof that, pursuant to the terms thereof (as in existence on the date hereof), have equal priority with the Registrable Securities in such a registration.

“Existing Third Party Priority Securities” means any Other Securities that are requested to be included in a registration referred to in the first sentence of Section 2.02(a) and that are entitled to registration rights existing on the date hereof that, pursuant to the terms thereof (as in existence on the date hereof), are entitled to priority over the Registrable Securities in such a registration.

“Holder” means each Syngenta Party and, subject to Section 2.08, any Transferee thereof.

“Initial Requesting Holders” means the Requesting Holders initiating the registration pursuant to the first sentence of Section 2.01(a).

“Majority Holders” means the Holders holding a majority in aggregate of the Registrable Securities held by all Holders.

“Materially Prejudicial Condition” has the meaning ascribed thereto in Section 2.01(a).

“1999 Stockholders Agreement” means the Amended and Restated Stockholders’ Agreement dated as of January 25, 1999 by and among the Company and the stockholders named therein.

“Other Securities” has the meaning ascribed thereto in Section 2.02(a).

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, (iii) any shares of Common Stock held by the Syngenta Parties or their Affiliates as of the date of the Transaction Agreement, (iv) any shares of Common Stock acquired by the Syngenta Parties or their Affiliates after Closing as contemplated by Section 4.05 of the Transaction Agreement and (v) any securities issued directly or indirectly with respect to such securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (A) have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (B) have been sold pursuant to Rule 144 under the 1933 Act, (C) could be sold pursuant to Rule 144(k) under the 1933 Act or (D) have been repurchased by the Company or otherwise cease to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to Article 2, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with this Agreement and the performance of the Company’s obligations hereunder (including the expenses of any annual audit letters and “cold comfort” letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing and producing (which, it is understood and agreed, shall not include the fees and expenses of underwriters’ counsel) any agreements among underwriters, underwriting agreements, selling group agreements and any other customary documents in connection with the marketing of securities pursuant to Article 2; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys, including the cost of printing and producing any such blue sky or legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the securities being registered pursuant to Article 2; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system; (ix) the costs and expenses of the Company and its officers relating to analyst or investor presentations, if any, or any “road show” undertaken in connection with the registration and/or marketing of any Registrable Securities and (x) the reasonable fees and expenses of no more than one legal counsel to the Holders selected pursuant to Section 2.01(e) or by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, up to a maximum of $15,000 per registration for each registration including Registrable Securities under this Agreement. In no event shall Registration Expenses be deemed to include underwriting discounts and commissions and transfer taxes, if any.

“Requesting Holders” means the Holders requesting the registration of their Registrable Securities pursuant to Section 2.01(a) or Section 2.01(f).

“Rule 415 Offering” means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

“Selling Holder” means a Holder of Registrable Securities included in the relevant registration statement.

“Transferee” has the meaning ascribed thereto in Section 2.08.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01.  Demand Registration.    (a) At any time, the Majority Holders may request in writing that the Company effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities. Except as otherwise provided herein, the Company shall prepare and (within 90 days after such request has been given) file with the SEC a registration statement with respect to (x) all Registrable Securities included in such request and (y) all Registrable Securities included in any request delivered by the Requesting Holders pursuant to Section 2.01(f), and thereafter use its reasonable efforts to effect the registration under the 1933 Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (which requested method of disposition may be a Rule 415 Offering, provided that the Company shall not be required to maintain the effectiveness of a registration statement relating to a Rule 415 Offering to the extent the securities included in such registration cease to be Registrable Securities); provided further that the Company shall not be obligated to effect any such registration pursuant to this Section 2.01(a) (i) during the period starting with the date of filing of, and ending on the date 90 days following the effective date of, a registration statement pertaining to a public offering initiated or requested by the Company or any stockholder other than a Holder, (ii) if within 30 days of receipt of a written request from the Requesting Holders, the Company gives notice to the Requesting Holders of the Company’s intention to make a public offering within 90 days for the Company’s account (provided that in such case, the Company shall, subject to Section 2.02(c) and Section 2.02(d), use its reasonable efforts to include in the registration relating to such public offering all Registrable Securities requested to be included by any Holder pursuant to Section 2.02(a) and, in the event Section 2.02(c) or Section 2.02(d) applies to such registration, shall include in such registration a number of such Registrable Securities that is equal to at least 15% of the shares of Common Stock (on an as-converted basis, with respect to securities convertible into or exchangeable for Common Stock to be included in such registration) that the Company is registering pursuant to such registration), (iii) if the Requesting Holders propose to sell Registrable Securities pursuant to such registration statement at an aggregate price to the public of less than $500,000 or (iv) if the Company furnishes to the Requesting Holders a certified resolution of the Board of Directors stating that in the Board of Directors’ good faith judgment it would be materially prejudicial (a “Materially Prejudicial Condition”) to the Company for such a registration statement to be filed and become effective, and, if requested by the Requesting Holders (and subject to their entering into a customary confidentiality obligation as to such information), setting forth in reasonable detail the general reasons for such judgment. The Company shall also be able to suspend the use of, or withdraw and terminate the effectiveness of, any effective registration statement by furnishing the Holders with a certified copy of such resolution of the Board of Directors as to a Materially Prejudicial Condition. Upon receipt of such certified copy, the Holders shall immediately discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, the Holders shall deliver to the Company all copies, other than permanent file copies, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall promptly deliver to each Requesting Holder or Holders, as applicable, written notice of the non-existence of any Materially Prejudicial Condition with respect to which the Company previously furnished notice.

Neither the filing nor the effectiveness of any such registration statement may be delayed, or the use of the prospectus contained in any such registration statement suspended, for a period in excess of 90 days due to the occurrence of any particular Materially Prejudicial Condition and the Company may exercise its delay or suspension rights on only one occasion in connection with any registration request under Section 2.01 in any twelve-month period. If requested by the Initial Requesting Holders, the Company shall, if any registration statement shall have failed to have been filed or shall have been suspended, withdrawn or terminated because of a Materially Prejudicial Condition, promptly after such time as the Materially Prejudicial Condition no longer exists or, if earlier, at the end of the 90-day period following the occurrence of such Materially Prejudicial Condition, file the unfiled registration statement, a post-effective amendment to the suspended registration statement and/or an amended or supplemented prospectus thereto, or a new registration statement covering the Registrable Securities that were covered by such unfiled, suspended or withdrawn or terminated registration and maintain the effectiveness thereof for such time as is required under this Agreement.

(b)  The Majority Holders may collectively exercise their rights under this Section 2.01 (x) on an unlimited number of occasions with respect to registration statements on Forms S-2 or S-3 (or any successors thereto) and (y) on not more than two occasions with respect to registration statements on Form S-1 (or any successor thereto). Notwithstanding the foregoing, in the event that the Majority Holders request the registration of any Registrable Securities within clause (iv) of the definition of such term alone and not in connection with the registration of any other Registrable Securities, then such request may only be made on one occasion.

(c)  Without limiting the last sentence of Section 2.01(a), the Holders shall not have the right to require the filing of a registration statement pursuant to this Section 2.01 while any registration statement that has been filed pursuant to this Section 2.01 has yet to become effective or within six months following the effectiveness of any registration statement that was filed pursuant to this Section 2.01.

(d)  A registration pursuant to this Section 2.01 shall not be deemed to have been effected (and, therefore, rights of a Requesting Holder shall be deemed not to have been exercised for purposes of paragraph (a) above) (i) unless it has become effective, (ii) if after it has become effective such registration (or the use of the prospectus contained in such registration statement) is (A) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any Holder or (B) delayed, withdrawn, suspended or terminated and, in each case, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement (until such time as the Registrable Securities requested to be registered may be completely distributed in accordance with the plan of distribution set forth in the related registration statement) or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than because of some act or omission by any Holder.

(e)  In the event that any registration pursuant to Section 2.01(a) shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered shall select the lead underwriter or underwriters (which selection or selections shall be subject to the approval of the Company, which approval shall not be unreasonably withheld), as well as counsel for the Holders, with respect to such registration. The parties hereto acknowledge and agree that the Company shall have sole discretion with respect to the selection of underwriters for any registration pursuant to Section 2.02 that involves an underwritten offering.

(f)  Upon receipt of a written request from the Initial Requesting Holders pursuant to the first sentence of Section 2.01(a), the Company shall promptly give written notice of such requested registration to all other Holders of Registrable Securities and the intended method or methods of disposition stated in such request. Each other Holder may, by written notice to the Company to be delivered within 10 days of the delivery of the Company’s notice, request the inclusion in such registration of any Registrable Securities held by such other Holder. The Company shall promptly after the expiration of such 10-day period notify each Requesting Holder of (i) the identity of the other Requesting Holders and (ii) the number of Registrable Securities requested to be included therein by each Requesting Holder. In the event that the Initial Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all of any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters selected pursuant to Section 2.01(e).

(g)  The Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Holder (including the Company and any directors, officers or employees of the Company (such additional equity securities, the “Additional Equity Securities”)) in any registration of Registrable Securities requested by the Requesting Holders; provided that if such registration is to be an underwritten registration and such Requesting Holders are advised in writing (with a copy to the Company) by a nationally recognized investment banking firm selected pursuant to paragraph (e) above that, in such firm’s good faith view, all or a part of the equity securities to be included in such registration (including any Additional Equity Securities) cannot be sold and the inclusion of all or part of the equity securities that would otherwise be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the equity securities to be included in such registration, then the Company shall exclude from such registration such Additional Equity Securities or part thereof, to the nearest extent possible on a pro rata basis, except to the extent doing so would be inconsistent with the provisions of any agreement existing on the date hereof under which any of the Additional Equity Securities are entitled to registration rights (any such Additional Equity Securities, “Existing Third Party Additional Equity Securities”), in which case the Company shall include in such registration:

(i)  first, a number of Registrable Securities and such Existing Third Party Additional Equity Securities, to the nearest extent possible on a pro rata basis (with the number of Registrable Securities and Existing Third Party Additional Equity Securities that will be so included in such registration being determined on the basis of the number of Registrable Securities that the Requesting Holders request be included in such registration and the number of Existing Third Party Additional Equity Securities that are proposed to be included in such registration); and

(ii)  second, up to the full number of any other Additional Equity Securities, if any, in excess of the Registrable Securities and any Existing Third Party Additional Equity Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

In the event that the number of Registrable Securities requested to be included in a registration statement that will not include any Additional Equity Securities by the Requesting Holders exceeds the number which, in the good faith view of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among all of the Requesting Holders on the basis of the relative number of Registrable Securities then held by each such Requesting Holder (with any number in excess of a Requesting Holder’s request reallocated among the remaining Requesting Holders in a like manner).

Section 2.02.  Piggyback Registration.    (a) In the event that the Company proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, “Other Securities”) under the 1933 Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the 1933 Act, it shall prior to such time as all Holders in the aggregate beneficially own less than 1,000,000 Registrable Securities (as adjusted for stock splits, combinations, recapitalizations and the like), give prompt written notice to each Holder of its intention to do so and of the rights of such Holder under this Section 2.02. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 10 days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall use its reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered. Notwithstanding the immediately preceding sentence, in the event that the holders of the Other Securities intend to distribute the Other Securities covered by such registration by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all of any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters. In addition, notwithstanding the third preceding sentence, no Holder may request that its Registrable Securities to be included in such registration shall be disposed of pursuant to a Rule 415 Offering if the Other Securities included in such registration are not being disposed of pursuant to a Rule 415 Offering.

(b)  If, at any time after giving a written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section 2.01 to the extent permitted thereunder.

(c) If the registration referred to in the first sentence of Section 2.02(a) is to be an underwritten registration and is initiated by the Company on its own behalf (and not pursuant to a valid registration request made by the holders of Existing Third Party Additional Equity Securities under any agreement existing on the date hereof under which such holders are entitled to registration rights), and a nationally recognized investment banking firm selected by the Company advises the Company in writing that, in such firm’s good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Company shall include in such registration:

(i)  first, all Other Securities the Company proposes to sell for its own account (“Company Securities”);

(ii)  second, up to the full number of any Existing Third Party Priority Securities that are requested to be included in such registration, in excess of the number of Company Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above, to the nearest extent possible on a pro rata basis;

(iii)  third, up to the full number of Registrable Securities held by Holders of Registrable Securities and any Existing Third Party Parity Securities that are requested to be included in such registration, in excess of the number of Company Securities and any Existing Third Party Priority Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above, to the nearest extent possible on a pro rata basis (with the number of Registrable Securities and Existing Third Party Parity Securities that will be so included in such registration being determined on the basis of the number of Registrable Securities that the Holders request be included in such registration and the number of Existing Third Party Parity Securities that are requested to be included in such registration); provided that if such investment banking firm advises the Company in writing that less than all of such Registrable Securities should be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under Section 2.02(a) and request under Section 2.01 (and subject to its provisions) that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration of their Registrable Securities be effected under Section 2.01; and

(iv)  fourth, up to the full number of any Other Securities (that are not Company Securities, Existing Third Party Priority Securities or Existing Third Party Parity Securities) held by other holders of the Company’s securities entitled to registration rights that are requested to be included in such registration, in excess of the number of Company Securities, Existing Third Party Priority Securities, Registrable Securities and Existing Third Party Parity Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

(d)  If the registration referred to in the first sentence of Section 2.02(a) is to be an underwritten registration and is initiated by the Company pursuant to a valid registration request made by the holders of Existing Third Party Additional Equity Securities under any agreement existing on the date hereof under which such holders are entitled to registration rights, and a nationally recognized investment banking firm selected by the Company advises the Company in writing that, in such firm’s good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Company shall include in such registration:

(i)  first, up to the full number of any Existing Third Party Priority Securities that are requested to be included in such registration which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above, to the nearest extent possible on a pro rata basis;

(ii)  second, up to the full number of (A) any Company Securities that the Company proposes to include in such registration, (B) Registrable Securities held by Holders of Registrable Securities and (C) any Existing Third Party Parity Securities that are requested to be included in such registration, in excess of the number of any Existing Third Party Priority Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above, to the nearest extent possible on a pro rata basis (with the number of Company Securities, Registrable Securities and Existing Third Party Parity Securities that will be so included in such registration being determined on the basis of the number of Company Securities that the Company proposes to include in such registration, the number of Registrable Securities that the Holders request be included in such registration and the number of Existing Third Party Parity Securities that are requested to be included in such registration); provided that if such investment banking firm advises the Company in writing that less than all of such Registrable Securities should be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under Section 2.02(a) and request under Section 2.01 (and subject to its provisions) that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration of their Registrable Securities be effected under Section 2.01; and

(iii) third, up to the full number of any Other Securities (that are not Existing Third Party Priority Securities, Company Securities or Existing Third Party Parity Securities) held by other holders of the Company’s securities entitled to registration rights that are requested to be included in such registration, in excess of the number of Existing Third Party Priority Securities, Company Securities, Registrable Securities and Existing Third Party Parity Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

(e) The Company shall not be required to effect any registration of Registrable Securities under this Section 2.02 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans or in connection with the filing of a Form S-4 or Form S-8 registration statement.

(f) No registration of Registrable Securities effected under this Section 2.02 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2.01.

Section 2.03. Expenses. Except as provided herein, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Each Selling Holder shall bear the fees and expenses of its own counsel, except that reasonable fees and expenses of one counsel representing all Selling Holders (selected pursuant to Section 2.01(e) or by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable), up to a maximum of $15,000 per registration for each registration including Registrable Securities under this Agreement, will constitute Registration Expenses.

Section 2.04.    Registration and Qualification.  If the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.01 or 2.02, the Company shall as promptly as practicable, but subject to the other provisions of this Agreement:

(a)  prepare, file and use its reasonable efforts to cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

(b)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all such Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement; provided that the Company will, at least 5 business days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5 business-day period and the Company will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

(c)  furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request, and, upon the request of the Selling Holders or such underwriter, a copy of any and all transmittal letters or other correspondence to or received from, the

SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(d)  after the filing of the registration statement, promptly notify each Selling Holder in writing of the effectiveness thereof and of any stop order issued or, to the knowledge of the Company, threatened by the SEC and use its reasonable efforts to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each Selling Holder of such lifting or withdrawal of such order;
(e)  use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(f)  use its reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as may be necessary and as the Selling Holders or any underwriter of such Registrable Securities shall request, and use its reasonable efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction;

(g)  use its reasonable efforts in the event of an underwritten offering to furnish to each Selling Holder and to any underwriter of such Registrable Securities (i) an opinion of counsel for the Company addressed to each underwriter and each Seller Holder and dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter addressed to each underwriter and each Selling Holder and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in connection with the consummation of underwritten public offerings of securities;

(h)  as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01 or

2.02 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (i) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, subject to clause (iv) of the second proviso to Section 2.01(a) and the sentence immediately following such clause, at the request of the Selling Holders prepare and furnish to the Selling Holders as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (and the Selling Holders agree to immediately discontinue use of the prospectus included in such registration statement following receipt of such notice until such time as such prospectus shall have been so amended or supplemented or such time as the Company shall have provided the Selling Holders with a subsequent notice to the effect that such prospectus may again be used);

(i)  if requested by the lead or managing underwriters or Selling Holders, use its reasonable efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of the Company is then listed;

(j)  upon the Selling Holders’ reasonable request, send appropriate officers of the Company to attend any “road shows” and analyst and investor presentations scheduled in connection with any such registration;

(k)  at the Company’s expense, use its reasonable efforts to cooperate as reasonably requested by the Selling Holders in the marketing of the Registrable Securities; and

(l)  furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01 or 2.02 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

Section 2.05.    Underwriting; Due Diligence.  (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.06, and agreements as to the provision of opinions of counsel and accountants’ letters to such underwriters and Selling Holders to the effect and to the extent provided in Section 2.04(g). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties and covenants by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.06.

(b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act pursuant to this Article 2, upon entering into a confidentiality agreement with the Company that is reasonably satisfactory to the Company, the Company shall give the underwriters, if any, and underwriters’ counsel, and counsel for the Holders as selected pursuant to Section 2.01(f) or by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such underwriters, such underwriters’ counsel or such counsel for the Holders, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that such underwriters, such underwriters’ counsel and such counsel for the Holders shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company’s officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

Section 2.06.    Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.06(c), any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to a Selling Holder or underwriter which is furnished to the Company in writing by such Selling Holder or underwriter expressly for use therein. The Company also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Company of each Selling Holder provided in this Section 2.06(a).

(a)  Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, the officers who sign any registration statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.06(d), any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Company provided in this Section 2.06(b). Notwithstanding any other provision of this Section 2.06, no Selling Holder’s obligations to indemnify pursuant to this Section 2.06 shall exceed the amount of net proceeds received by such Selling Holder in connection with any offering of its Registrable Securities. Each Selling Holder’s obligations to indemnify pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all Selling Holders and not joint.

(c)  Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses in connection therewith; provided that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the reasonable fees and expenses of such counsel shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any claim or action or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)  If the indemnification provided for in this Section 2.06 shall for any reason be unavailable (other than in accordance with its terms) or insufficient to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between the Company and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) the Company and the Selling Holders or (y) the Selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by a Selling Holder or by the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other costs, fees and expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.06 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.06, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder’s obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all the Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.06 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

(f)  The obligations of the parties under this Section 2.06 shall be in addition to any liability which any party may otherwise have to any other party.

Section 2.07. Rule 144 and Form S-3.  The Company shall use its reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall at all times be satisfied. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the 1933 Act for the filing of registration statements under this Agreement to at all times be satisfied.

Section 2.08. Transfers; Rights of Transferee of Registrable Securities; Legends.  Each Holder agrees not to make any transfer of all or any portion of the Registrable Securities unless and until (a) there is then in effect a registration statement under the 1933 Act covering such proposed transfer and such transfer is made in accordance with such registration statement, (b) such transfer is made in accordance with Rule 144 under the 1933 Act or (c) (i) the transferee (the “Transferee”) has agreed in writing to be bound by these transfer restrictions, (ii) such Holder shall have notified the Company of the proposed transfer and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed transfer (but not necessarily the economic terms thereof) and (iii) if reasonably requested by the Company and the Transferee is not an Affiliate of the Holder, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer does not require registration of the Registrable Securities under the 1933 Act. Subject to compliance with clause (c) of the immediately preceding sentence, the Transferee of Registrable Securities will be deemed a Holder hereunder as soon as the Company receives (i) written notice stating the name and address of the Transferee and identifying the number of Registrable Securities transferred and (ii) a written agreement, in form and substance acceptable to the Majority Holders, from such Transferee to the Company whereby such Transferee agrees to be bound by the terms of this Agreement. Certificates representing Registrable Securities shall bear a legend referring to this Agreement and the transfer restrictions contained herein.

Section 2.09. “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock or securities convertible into or exercisable for Common Stock held by such Holder (other than the sale pursuant to the registration statement of those securities included in the registration) for 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of a registration statement for an underwritten public offering of any of the Company’s equity securities (or the commencement of the offering to the public of any of the Company’s equity securities in the case of a Rule 415 Offering). Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

Section 2.10. Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

Section 2.11. 1999 Stockholders Agreement.  The Company and the Syngenta Parties hereby agree that in consideration for the existing shares of Common Stock held by the Syngenta Parties and their Affiliates as of the date of the Transaction Agreement being included as “Registrable Securities” under this Agreement, neither the Company nor the Syngenta Parties shall treat such shares as being subject to the 1999 Stockholders Agreement.

ARTICLE 3
MISCELLANEOUS

Section 3.01. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

Section 3.02. Consents to Amendments.  The provisions of this Agreement may be amended, modified or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities held by all Holders. No course of dealing between the Company and any Holder or any delay by the Company or such Holder in exercising any rights hereunder shall operate as a waiver of any rights of the Company or such Holder.

Section 3.03. Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided that the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of holders of at least a majority of the Registrable Securities held by all Holders.

Section 3.04. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 3.05. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

Section 3.06. Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms.

Section 3.07. Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 3.08. Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.10 shall be deemed effective service of process on such party.

Section 3.09. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10. Addresses and Notices.  All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Company, to:

Diversa Corporation
4955 Directors Place
San Diego, California 92121
Attention: Karin Eastham Fax:
858-526-5605

with a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
Attention: Carl R. Sanchez, Esq.
Fax: 858-550-6420

if to the Syngenta Parties, to:

Syngenta Participations AG
Schwarzwaldallee 215
CH-4002 Basel
Switzerland
Attention: President
Fax: (41) 61-323-7571

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Louis Goldberg, Esq.
Fax: (212) 450-3800

and if to any other Holder, to the address or facsimile set forth on the books of the Company or any other address or facsimile number as a party may hereafter specify for such purpose to the Company. Notwithstanding the foregoing, no Holder or its counsel shall be entitled to notice if such Holder holds less than 1% in the aggregate of the Registrable Securities held by all Holders.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 3.11. Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

Section 3.12 Effectiveness.  This Agreement shall be effective upon the Closing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
SYNGENTA PARTICIPATIONS AG

By:	/s/ Adrian C. Dubock
Name: Adrian C. Dubock Title: Head: Mergers &Acquisitions, Ventures and Licensing

By:	/s/ Marian T. Flattery
Name: Marian T. Flattery Title: Head of Global Intellectual Property

TORREY MESA RESEARCH INSTITUTE

By:	/s/ Adrian C. Dubock
Name: Adrian C. Dubock Title: Attorney in fact

SYNGENTA SEEDS AG

By:	/s/ Adrian C. Dubock
Name: Adrian C. Dubock Title: Head: Mergers & Acquisitions, Ventures and Licensing

By:	/s/ Marian T. Flattery
Name: Marian T. Flattery Title: Head of Global Intellectual Property

DIVERSA CORPORATION

By:	/s/ Jay M. Short
Name: Jay M. Short Title: CEO

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